Registration No.
                         ------------------------------


          SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C.  20549
          ----------------------------------
          FORM S-8 REGISTRATION STATEMENT
                     Under
            THE SECURITIES ACT OF 1933
            --------------------------

            MILLENNIUM CHEMICALS INC.
            -------------------------
(Exact name of registrant as specified in its charter)

Delaware                                             22-3436215
--------                                             ----------
(State or other jurisdiction	                    (I.R.S. Employer
of incorporation or organization)	            Identification No.)

20 Wight Avenue, Suite 100, Hunt Valley, Maryland    21030
-------------------------------------------------    -----
(Address of Principal Executive Office)             (Zip Code)

   MILLENNIUM CHEMICALS INC. SALARY AND BONUS DEFERRAL
                          PLAN
               (Full title of the plan)

                   C. WILLIAM CARMEAN
   Senior Vice President, General Counsel and Secretary
                Millennium Chemicals Inc.
 20 Wight  Avenue, Suite 100, Hunt Valley, Maryland 21030
 --------------------------------------------------------
        (Name and address of agent for service)

                   (410) 229-4400
                   --------------
(Telephone number, including area code, of agent for service)

              CALCULATION OF REGISTRATION FEE
______________________________________________________________________________
Title of                      Proposed Maxi-  Proposed Maxi-
Securities                    mum Offering    mum Aggregate  Amount of
to be          Amount         Price Per       Offering       Registration
Registered     Registered     Share (2)       Price          Fee
______________________________________________________________________________
Common
Stock, par      120,000
value $.01       shares       $11.575         $1,389,000     $112.37
per share (1)
______________________________________________________________________________

(1) In Addition, pursuant to Rule 416(c) under the
Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) Determined in accordance with Rule 457(c) based on the average of the high and low sales prices on the New York Stock Exchange on December 10, 2003.


PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.  Incorporation of Documents by Reference

	The following documents and portions of documents filed by Registrant or by the Plan pursuant to the Securities Act of 1933 (the "Act") and the Securities
Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

	(a)  Registrant's Annual Report on Form 10-K and
Amendment No. 1 on Form 10-K/A for the year ended December
31, 2002.

	(b) Description of the Common Stock at page 78 of Registrant's Information Statement, dated August
23, 1996 attached as Annex A to Registrant's
Registration Statement on Form 10, effective August
23, 1996.

	(c)  Registrant's Current Report on Form 8-K
dated December 15, 2003 and all other documents filed pursuant to Section 13(a) or 15(d) of the Exchange Act by Registrant since December 31, 2002 and by Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities being offered pursuant hereto have been sold or which deregisters all such securities then remaining unsold, also shall be deemed to be a part hereof from the date of filing of such documents.


Item 6.  Indemnification of Directors and Officers.

	In accordance with Section 145 of the Delaware
General Corporation Law ("DGCL"), which provides for the indemnification of directors, officers and employees under certain circumstances, Article XIV
("Article XIV") of the Registrant's By-Laws grants the Registrant's directors, officers and employees a right to indemnification for all expenses, liabilities and losses relating to civil, criminal, administrative or investigative proceedings to which they are a party
(i) by reason of the fact that they are or were directors, officers or employees of Registrant or (ii) by reason of the fact, while they are or were directors, officers or employees of Registrant, they are or were serving at the request of Registrant as directors, officers, members, employees, fiduciaries or agents of another corporation, partnership, joint venture, trust or enterprise. Article XIV of the By-
Laws further provides for the mandatory advancement of expenses incurred by officers and directors in defending such proceedings in advance of their final disposition upon delivery to Registrant by the indemnitee of an undertaking to repay all amounts so advanced if it is ultimately determined that such indemnitee is not entitled to be indemnified under
Article XIV.  Registrant may not indemnify or make
advance payments to any person in connection with proceedings initiated against Registrant by such person without the authorization of the Registrant's
Board of Directors, except with respect to counterclaims, cross-claims, third-party claims or as otherwise ordered by a court of competent jurisdiction.

	In addition, Article XIV provides that directors and officers therein described shall be indemnified to the fullest extent permitted by Section 145 of the DGCL, or any successor provisions or amendments thereunder. In the event that any such successor provisions or amendments provide indemnification rights broader than permitted prior thereto, Article
XIV allows such broader indemnification rights to apply retroactively with respect to any predating alleged action or inaction and also allows the indemnification to continue after an indemnitee has ceased to be a director or officer of the corporation and to inure to the benefit of the indemnitee's heirs, executors and administrators.

	Article XIV further provides that the right to indemnification is not exclusive of any other right which any indemnitee may have or thereafter acquire under any statute, the Certificate of Incorporation or By-Laws, any agreement or vote of stockholders or disinterested directors or otherwise, and allows
Registrant to indemnify and advance expenses to any person whom the corporation has the power to indemnify under the DGCL or otherwise.

	Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors and officers and controlling persons pursuant to the foregoing provisions, Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

	Registrant's By-Laws authorize Registrant to purchase insurance for directors, officers and employees of Registrant, and persons who serve at the request of Registrant as directors, officers, members, employees, fiduciaries or agents of other enterprises against any expense, liability or loss incurred in such capacity, whether or not Registrant would have the power to indemnify such persons against such expense or liability under the By-Laws. Registrant intends to maintain insurance coverage for its officers and directors as well as insurance coverage to reimburse Registrant for potential costs of its corporate indemnification of directors and officers.

Item 8.	Exhibits.

4.1 Form of Amended and Restated Certificate of Incorporation of Registrant incorporated by reference to Exhibit 3.1 of Registrant's Form 10 (file no. 1-
         12091) as filed August 23, 1996 (the
         "Form 10").

4.2      By-Laws of Registrant (as amended on February
         4, 2002) incorporated by reference to Exhibit
         3.2 to Registrant's Annual Report on Form 10K for the year ended December 31, 2002.

4.3      Specimen form of certificate representing
         Common Stock of Registrant incorporated by reference to Exhibit 4.1 to the Form 10.

4.4(a)   Millennium Chemicals Inc. Salary and Bonus
         Deferral Plan incorporated by reference to
         Exhibit 10.30 to Registrant's Annual Report on
         Form 10-K for the year ended December 31, 1996.

4.4(b)   Amendment Number One to Millennium Chemicals
         Inc. Salary and Bonus Deferral Plan
         incorporated by reference to Exhibit 10.30(b) to Registrant's Annual Report on Form 10-K for the year ended December 31, 1997.

4.4(c)   Amendment Number Two to Millennium Chemicals Inc.
         Salary and Bonus Deferral Plan incorporated by reference to Exhibit 10.28(c) to Registrant's
         Annual Report on Form 10-K for the year ended
         December 31, 1998.

4.4(d) Amendment Number Three to Millennium Chemicals Inc. Salary and Bonus Deferral Plan incorporated by reference to Exhibit 10.19(d) to Registrant's Annual Report on Form 10-K for the year ended December
         31, 2002.

4.4(e)   Amendment to the Millennium Chemicals Inc. Salary and
         Bonus Deferral Plan, dated December 31, 2002.

5 Opinion of counsel as to legality of securities being registered (not original issue).

23.1 Consent of PricewaterhouseCoopers LLP, independent accountants, Florham Park, New Jersey.

23.2 Consent of PricewaterhouseCoopers LLP, independent accountants, Houston, Texas.

24	 Power of Attorney.


Item 9.	Undertakings.

	(a)  The undersigned registrant hereby
undertakes:

		(1)  To file, during any period in which
offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any fact or event arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-
3, Form S-8 or Form F-3, and the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

		(2)  That, for the purpose of determining
any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

		(3)  To remove from registration by means of
a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	(b)	The undersigned registrant hereby undertakes
that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of
1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


SIGNATURES

	Pursuant to the requirements of the Securities
Act of 1933, the Registrant certifies that it has
reasonable grounds to believe that it meets all of the
requirements for filing on Form S-8 and has duly
caused this Registration Statement to be signed on its
behalf by the undersigned, thereunto duly authorized,
at Hunt Valley, Maryland,  December   , 2003.


				MILLENNIUM CHEMICALS INC.
				(Registrant)



				By: /s/ C. William Carmean
                                    --------------------------
                                    C. William Carmean, Senior
                                    Vice President, General Counsel
                                    and Secretary




	Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                 Title                      Date
-----------------         ------------------------   ------------------



          *               Chairman of the            December 16, 2003
-----------------         Board
Worley H. Clark



          *               Director, President        December 16, 2003
-----------------         and Chief Executive
Robert E. Lee             Officer (Principal
                          Executive Officer)


          *               Director, Executive Vice   December 16, 2003
-----------------         President and Chief
John E. Lushefski         Financial Officer
                          (Principal Financial
                          Officer and Principal
                          Accounting Officer)



          *               Director                   December 16, 2003
-----------------
Lord Baker



          *               Director                   December 16, 2003
-----------------
Mary K. Bush



          *               Director                   December 16, 2003
-----------------
Irvin F. Diamond



          *               Director                   December 16, 2003
-----------------
Lord Glenarthur



          *               Director                   December 16, 2003
------------------
David J.P. Meachin



          *               Director                   December 16, 2003
------------------
David S. Van Riper



----------------------------------------------------------------------

* By /s/ C. William Carmean                          December 16, 2003
     ----------------------
     C. William Carmean
     Attorney-in-fact



	Pursuant to the requirements of the Securities Act of 1933, the Committee appointed by the Board of Directors of the Registrant that is responsible for administering the Plan has duly caused this Registration Statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in Hunt Valley, Maryland on December 16,2003.

                                      MILLENNIUM CHEMICALS INC.
                                      SALARY AND BONUS DEFERRAL PLAN

                                      By: /s/ C. William Carmean
                                          --------------------------
                                          Name: C. William Carmean
				          Title: Committee Member









EXHIBIT INDEX

Exhibit                                                              Page
No.                                                                  ----
-------

4.1      Form of Amended and Restated Certificate of
         Incorporation of Registrant incorporated by reference to Exhibit 3.1 of Registrant's Form 10
         (file no. 1-12091) as filed August 23, 1996 (the
         "Form 10").

4.2      By-Laws of Registrant (as amended on February 4,
         2002) incorporated by reference to Exhibit 3.2 to Registrant's Annual Report on Form 10K for the year ended December 31, 2002.

4.3      Specimen form of certificate representing Common
         Stock of Registrant incorporated by reference to
         Exhibit 4.1 to the Form 10.

4.4(a)   Millennium Chemicals Inc. Salary and Bonus
         Deferral Plan incorporated by reference to Exhibit
         10.30 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

4.4(b)   Amendment Number One to Millennium Chemicals Inc.
         Salary	and Bonus Deferral Plan incorporated by
         reference to Exhibit 10.30(b) to Registrant's
         Annual Report on Form 10-K for the year ended
         December 31, 1997.

4.4(c)   Amendment Number Two to Millennium Chemicals Inc.
         Salary and Bonus Deferral Plan incorporated by reference to Exhibit 10.28(c) to Registrant's
         Annual Report on Form 10-K for the year ended
         December 31, 1998.

4.4(d) Amendment Number Three to Millennium Chemicals Inc. Salary and Bonus Deferral Plan incorporated by reference to Exhibit 10.19(d) to Registrant's Annual Report on Form 10-K for the year ended December 31, 2002.

4.4(e)   Amendment to the Millennium Chemicals Inc.
         Salary and Bonus Deferral Plan, dated
         December 31, 2002.

5 Opinion of counsel as to legality of securities being registered (not original issue).

23.1 Consent of PricewaterhouseCoopers LLP, independent accountants, Florham Park, New Jersey.

23.2 Consent of PricewaterhouseCoopers LLP, independent accountants, Houston, Texas.

24       Power of Attorney